Exhibit 1.1
Execution Version
8,802,500 Common Units
ECA MARCELLUS TRUST I
UNDERWRITING AGREEMENT
St. Petersburg, Florida
June 30, 2010
Raymond James & Associates, Inc.
Citigroup Global Markets Inc.
As Representatives of the Several Underwriters
     listed on Schedule I hereto
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Ladies and Gentlemen:
     ECA Marcellus Trust I, a statutory trust formed under the laws of the State of Delaware (the “Trust”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 10,122,875 units of beneficial interest (the “Common Units”) in the trust. The aggregate of 8,802,500 Common Units to be purchased from the Trust are called the “Firm Units.” In addition, the Trust has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 1,320,375 Common Units (the “Additional Units”) to cover over-allotments by the Underwriters, if any. The Firm Units and the Additional Units are collectively referred to in this Agreement as the “Units.” Raymond James & Associates, Inc. and Citigroup Global Markets Inc. are acting as the representatives of the several Underwriters and in such capacity are referred to in this Agreement as the “Representatives.”
     It is understood and agreed by all parties hereto that Energy Corporation of America, a West Virginia corporation (the “Company”), has caused the formation of the Trust and will convey, or cause to be conveyed, to the Trust (a) certain royalty interests comprised of (i) the “PDP Royalty Interest,” which entitles the Trust to receive 90% of the proceeds (after deducting post-production costs and any applicable taxes) from the sale of production of natural gas attributable to the Company’s interest in eight producing horizontal natural gas wells producing from the Marcellus Shale formation together with six additional wells that are undergoing completion operations and are expected to be online by August 15, 2010 all of which are located in Greene County, Pennsylvania (the “Producing Wells”) and (ii) the “PUD Royalty Interest,” which entitles the Trust to receive 50% of the proceeds (after deducting post-production costs and any applicable taxes) from the sale of production of natural gas attributable to the Company’s interest in the 52 horizontal natural gas development wells to be drilled to the Marcellus Shale formation within the “Area of Mutual Interest” or “AMI” in which the Company holds 9,300 acres in Greene County, Pennsylvania (the “PUD Wells”) and (b) certain hedging contracts established for the benefit of the Trust, in exchange for all of the net proceeds of the public offering of the Units contemplated hereby as well as Common Units and subordinated units of beneficial interest in the Trust (the “Subordinated Units” and collectively with the Common Units, the “Trust Units”) and the right to receive Incentive Distributions, as such term is defined in the Trust Agreement (as defined below) (the “Incentive Distributions”).
     It is further understood and agreed to by all parties hereto that the following transactions will occur on or before the Closing Date (as hereinafter defined):
     (a) The Company will convey to Eastern Marketing Corporation, a West Virginia corporation wholly owned by the Company (the “ECA Subsidiary”), pursuant to the Term Overriding Royalty Interest Conveyance (PDP) (the “PDP Term Conveyance”), a term royalty interest entitling the holder of the interest to receive 45% of the proceeds from the sale of production of natural gas attributable to the Company’s interest in the Producing Wells (after deducting post-production costs and any applicable taxes) for a period of 20 years commencing on April 1, 2010 (the “Term PDP Royalty”) and, pursuant to the Term Overriding Royalty Interest Conveyance (PUD) (the “PUD Term Conveyance”), a term royalty interest entitling such holder of the interest to receive 25% of the proceeds from the sale of the production of natural gas attributable to the Company’s interest in the PUD Wells (after deducting post- production costs and any applicable taxes) for a period of 20 years commencing on April 1, 2010 (the “Term PUD Royalty”) in exchange for a demand note in the principal amount of approximately $161 million (the “Demand Note”). The Term PDP Royalty and the Term PUD Royalty are collectively referred to as the “Term Royalties”;
     (b) Those private investors listed in Schedule IV hereto (the “Private Investors”) will each, pursuant to an Assignment and Conveyance (collectively, the “Assignment and Conveyances”), (i) convey to the Company all of their working interests in the Producing Wells and (ii) reserve to themselves, in the form of perpetual net overriding royalty interests, a portion of the net revenue interests attributable to the Producing Wells as set forth in the Assignment and Conveyances;
     (c) The Company and the Private Investors will convey to the Trust, pursuant to the Perpetual Overriding Royalty Interest Conveyance (PDP) (the “PDP Perpetual Conveyance”) executed by the Company and the Private Investor Conveyance (the “Private Investor Conveyance”) executed by the Private Investors, perpetual royalty interests entitling the Trust to receive, in the aggregate, 45% of the proceeds from the sale of production of natural gas attributable to the interests of the Company in the Producing Wells (after deducting post- production costs and any applicable taxes) (the “Perpetual PDP Royalty”) and the Company and the Private Investors will convey to the Trust pursuant to the Perpetual Overriding Royalty

Interest Conveyance (PUD) the “PUD Perpetual Conveyance”), a perpetual royalty interest entitling the Trust to receive an additional 25% of the proceeds from the sale of production of natural gas attributable to the Company’s interest in the PUD Wells (after deducting post-production costs and any applicable taxes) (the “Perpetual PUD Royalty”) in exchange for, in the case of the Company, 3,087,371 Common Units, 4,401,250 Subordinated Units and the right to receive the Incentive Distributions and, in the case of the Private Investors, 1,313,879 Common Units. The Perpetual PDP Royalty and the Perpetual PUD Royalty are collectively referred to as the “Perpetual Royalties”;
     (d) The public offering of the Firm Units contemplated hereby will be consummated;
     (e) The Trust Agreement of the Trust by and among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and Corporation Trust Company, as Delaware trustee (the “Delaware Trustee”), as amended to the date hereof (the “Organizational Trust Agreement”), shall be amended and restated (as so amended and restated, the “Trust Agreement”);
     (f) The Company will assign, or cause to be assigned, to the Trust natural gas floor price contracts (the “Floor Price Contracts”) entered into for the benefit of the Trust and will enter into a Swap Agreement with the Trust to provide the Trust with the benefit of the swap contracts entered into between the Company and third parties (the “Swap Agreement”), in each case on terms described in the Registration Statement, the Prospectus and the Time of Sale Information (each as defined below);
     (g) The Company will cause the ECA Subsidiary to convey, pursuant to the Term Royalty Conveyance (the “Term Royalty Conveyance”), the Term Royalties to the Trust in exchange for a distribution of some or all of the net proceeds from the public offering contemplated hereby and will use the distribution to repay the demand note to the Company and any remaining net proceeds will be distributed to the Company;
     (h) The Company will purchase 209,312 Common Units from the Private Investors at the initial offering price;
     (i) The Company and the Trust will enter into an Administrative Services Agreement outlining the provision of administrative services to the Trust and its compensation therefor (the “Administrative Services Agreement”);
     (j) The Company and the Trust will enter into a Development Agreement outlining the Company’s drilling obligation to the Trust with respect to the PUD Wells (the “Development Agreement”);
     (k) The Company will execute a Mortgage, Assignment of Leases, Security Agreement, Fixture Filing and Financing Statement (the “Drilling Support Mortgage”) and grant to the Trust a lien on its interest in the Marcellus Shale Formation in the AMI (except the Producing Wells and any other wells which are already producing and not subject to the Royalty Interests) in order to secure the estimated amount of the drilling costs for the Trust’s interests in the PUD Wells (the “Drilling Support Lien”);

     (l) The Company will execute a Mortgage, Assignment of Leases, Security Agreement, Fixture Filing and Financing Statement (the “Royalty Interest Mortgage”) and grant to the Trust a lien on the PDP Royalty Interest and the PUD Royalty Interest to provide protection to the Trust, in the event of a bankruptcy of the Company, against the risk that the PDP Royalty Interest or PUD Royalty Interest is not considered a real property interest (the “Royalty Interest Lien”); and
     (m) The Trust will enter into a registration rights agreement with the Company and certain of the Private Investors in connection with the Company’s conveyance to the Trust of the PDP Royalty Interest and the PUD Royalty Interest (the “Registration Rights Agreement”).
     The transactions contemplated above are referred to herein as the “Transactions.” The “Transaction Documents” shall mean the PDP Term Conveyance, the PUD Term Conveyance, the PDP Perpetual Conveyance, the PUD Perpetual Conveyance, the Assignment and Conveyance, the Private Investor Conveyance and the Term Royalty Conveyance (collectively, the “Conveyances” (and together with the related bills of sale, conveyances and similar documents in connection therewith, the “Conveyance Documents”), the Drilling Support Mortgage and the Royalty Interest Mortgage (together with all UCC-1 Financing Statements, deeds of trust and other documentation in connection with and necessary to perfect the Drilling Support Lien and the Royalty Interest Lien, the “Lien Documentation”), the Demand Note, the Administrative Services Agreement, the Development Agreement, the Floor Price Contracts, the Swap Agreement and the Registration Rights Agreement.
     The “Organizational Documents” shall mean the Organizational Trust Agreement, the Trust Agreement, the Certificate of Trust of the Trust, the Articles of Incorporation and Bylaws of the Company, each as amended to date, and the Articles of Incorporation and Bylaws of the ECA Subsidiary, each as amended to date. The “Operative Agreements” shall mean the Transaction Documents, the Organizational Trust Agreement and the Trust Agreement.
     In addition, the Company and the Trust have agreed that, if the Underwriters exercise the option to purchase Additional Units, the net proceeds of any purchase of Additional Units will be used to redeem an equal number of Common Units held by the Company.
     The Trustee, on behalf of the Trust, and the Company wish to confirm as follows their agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the purchase of the Units from the Trust.
     1. Registration Statement and Prospectus. The Trust and the Company have prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a joint registration statement on Form S-1 (File No. 333-165833), including a prospectus subject to completion, relating to the Units. Such registration statement, as amended, including the financial statements, exhibits, annexes and schedules thereto, at the time when it becomes effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.” The prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the “Prospectus.” If the Trust or the Company files another registration statement with the Commission to register a portion of the Units pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-1 (File No. 333-165833) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and each such prospectus as amended from time to time until the date of the Prospectus is referred to in this Agreement as a “Preliminary Prospectus.” For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Trust or the Company or used or referred to by the Trust or the Company in connection with the offering of the Units. “Time of Sale Information” shall mean the most recent Preliminary Prospectus, together with each free writing prospectus, if any, identified in Schedule II hereto and the information set out in Schedule III hereto. “Effective Date” means each date and time as of which any part of the Registration Statement was or is declared effective by the Commission. “Time of Sale” means 6:00 p.m., St. Petersburg, Florida time, on June 30, 2010.
     2. Agreements to Sell and Purchase. The Trust hereby agrees to sell the Firm Units to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company and the Trust herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Trust at a purchase price of $18.70 per Unit (the “purchase price per Unit”), the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto.
     The Trust hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company and the Trust herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Trust up to 1,320,375 Additional Units at the purchase price per Unit of the Firm Units. The Additional Units may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Units. If any Additional Units are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Units (subject to such adjustments as you may determine to avoid fractional units) that bears the same proportion to the total number of Additional Units to be purchased by the Underwriters as the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Units. The option to purchase Additional Units may be exercised in whole or in part at any time or from time to time within 30 days after the date of the Prospectus.
     It is further understood that up to seven and a half percent (7.5%) of the Firm Units (the “Directed Units”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) to the officers, directors, and employees of the Company and certain other persons associated with the Company (each such person a “Directed Unit Participant”) who have heretofore delivered to Raymond James & Associates, Inc. offers to purchase Firm Units in form satisfactory to Raymond James & Associates, Inc. (such program, the “Directed Unit Program”) and that any allocation of such Firm Units among such persons will be made in accordance with timely directions received by Raymond James & Associates, Inc. from the Company; provided that under no circumstances will Raymond James & Associates, Inc. or any Underwriter be liable to the Trust or the Company or to any such person for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Directed Units not affirmatively reconfirmed for purchase by any participant in the Directed Unit Program by 9:00 A.M., New York City time, on the first business day following the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.
     The Company agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Unit Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program.
     3. Terms of Public Offering. The Trust and the Company have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Units upon the terms set forth in the Prospectus.
     Not later than 12:00 p.m. on the second business day following the date the Units are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.
     4. Delivery of the Units and Payment Therefor. Delivery to the Underwriters of the Firm Units and payment therefor shall be made at the offices of the Company, 4643 South Ulster Street, Suite 1100, Denver, Colorado at 8:00 a.m., Denver, Colorado time, on July 7, 2010, or such other place, time and date not later than 11:30 p.m., Denver, Colorado time, on July 21, 2010 as the Representatives shall designate by notice to the Trust and the Company (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Units and the Closing Date may be varied by agreement among the Representatives, the Trust and the Company. The Trust and the Company hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include any determination by the Trust, the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 hereof.
     Delivery to the Underwriters of and payment for any Additional Units to be purchased by the Underwriters shall be made at the offices of the Company, 4643 South Ulster Street, Suite 1100, Denver, Colorado at 8:00 a.m., Denver, Colorado time, on such date or dates (each an

“Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice or notices, from the Representatives on behalf of the Underwriters to the Trust and the Company, of the Underwriters’ determination to purchase a number, specified in such notice or notices, of Additional Units. Such notice or notices may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Units as to which the Underwriters are exercising the option and (ii) the names and denominations in which ownership of the Additional Units is to be registered. The place of closing for the Additional Units and the Additional Closing Date may be varied by agreement among you, the Trust and the Company.
     Delivery of the Firm Units and of any Additional Units to be purchased hereunder shall be made through the facilities of The Depository Trust Company (“DTC”) against payment of the purchase price therefor by wire transfer of immediately available funds to an account or accounts specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by the Trust. Payment for the Units shall be delivered by the Representatives to the Trust.
     It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Unit for the Firm Units and the Additional Units, if any, that the Underwriters have agreed to purchase. Raymond James and Associates, Inc. and Citigroup Global Markets Inc., each individually and not as a Representative of the Underwriters, may, but shall not be obligated to, make payment for any Units to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
     5. Covenants and Agreements. Each of the Company and the Trustee, on behalf of the Trust, covenant and agree with the several Underwriters as follows:
          (a) Each of the Company and the Trust will use its best efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5(h) below, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company or the Underlying Properties (as defined in the Prospectus), or of any event that comes to the attention of the Company or the Trust that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company and the Trust will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) of the Act before the close of business on the first business day immediately following the date hereof.
          (b) The Company will furnish to you, without charge, a photocopy of the signed original of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.
          (c) The Company and the Trust will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company, the Trust or the Representatives, be required by the Act or requested by the Commission.
          (d) The Company will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to you and counsel for Underwriters and obtain your consent prior to filing any of those with the Commission.
          (e) Neither the Company nor the Trust will make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without your prior consent.
          (f) The Company and the Trust will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document (if required to be filed pursuant to the Act) and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

          (g) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5(h) hereof, each of the Company and the Trust consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.
          (h) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer, and for so long a period as you may request for the distribution of the Units, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. Each of the Company and the Trust consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Units pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Units under Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or the Trust or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company and the Trust will forthwith prepare and, subject to Section 5(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.
          (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except Section 12), or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company or the Trust to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse the Representatives and the other Underwriters, other than defaulting Underwriters, for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.
          (j) Each of the Company and the Trust will apply the net proceeds from the sale of the Units to be sold by the Trust hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

          (k) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), the Company will not, directly or indirectly, (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) (collectively, a “Disposition”) any Trust Units, or other securities of the Trust, or other securities that are derived from the Subject Interests (as defined in the Conveyance) that are substantially similar to the Trust Units, or securities convertible into or exchangeable for Trust Units, or sell or grant options, rights or warrants with respect to any Trust Units or securities convertible into or exchangeable for Trust Units (collectively, “Trust Securities”), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Trust Units, whether any such transaction is to be settled by delivery of Trust Units or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Trust Securities or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives on behalf of the Underwriters, and the Company will procure from each individual set forth on Schedule IV hereto and deliver to the Representatives, prior to the Closing Date, a letter or letters substantially in the form of Exhibit G hereto (the “Lock Up Agreements”); notwithstanding the foregoing if (x) during the last 17 days of the Lock-Up Period, the Trust issues an earnings release or announces material news or a material event relating to the Trust occurs or (y) prior to the expiration of the Lock-Up Period, the Trust announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this Section 5(k) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waives such extension in writing. The foregoing restrictions shall not apply to (1) the sale of 209,312 Units to the Company by the Private Investors, as described in the Registration Statement, the Time of Sale Information and the Prospectus; or (2) any redemption of Additional Units from the Company by the Trust upon any exercise of the Underwriters’ option to purchase Additional Units.
          (l) The Company and the Trust will comply with all provisions of any undertakings contained in the Registration Statement.
          (m) Neither the Company nor the Trust will at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Trust Units to facilitate the sale or resale of any of the Units in violation of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), the Act or other applicable law.
          (n) The Trust will file promptly all material required to be filed by it with the Commission pursuant to Section 13 (a), 13(c), 14 or 15(d) of the Exchange Act or the rules and regulations of the Commission thereunder, subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173 (a) under the Act) is required in connection with the offering of the Units.

          (o) Not more than five business days following the Closing Date, the Company will file the Conveyances with the Recorder of Deeds in the Register and Recorder’s Office of Greene County, Pennsylvania, and immediately thereafter will file (i) the Drilling Support Mortgage and the Royalty Interest Mortgage with the Recorder of Deeds in the Register and Recorder’s Office of Greene County, Pennsylvania and (ii) UCC-1 Financing Statements in the Office of the Secretary of State of West Virginia and the Office of the Secretary of State of the Commonwealth of Pennsylvania. The Company will provide to the Underwriters evidence of all such filings reasonably satisfactory to counsel for the Underwriters as promptly as practicable following the time of such filing, and in any event not more than ten business days following the Closing Date.
          (p) The Company and the Trust will comply with all agreements and satisfy all conditions on their part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date or the Additional Closing Date, as the case may be, and the Company and the Trust will advise the Underwriters prior to the Closing Date or the Additional Closing Date, as the case may be, if any statements to be made on behalf of the Company or the Trust in the certificates contemplated by Section 9 hereof would be inaccurate if made as of the Closing Date or the Additional Closing Date, as the case may be.
          (q) The Company and the Trust will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Units for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Units; provided that in no event shall either the Company or the Trust be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Units, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Units in any jurisdiction is suspended, the Company or the Trust shall so advise you promptly in writing. The Trust will use its reasonable best efforts to qualify or register the Trust Units for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading and will use its reasonable best efforts to cause the Trust to comply with such Blue Sky laws and to continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.
          (r) The Trust will file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act.
          (s) The Trust will timely file with the New York Stock Exchange (the “NYSE”) all documents and notices required by the NYSE of trusts that have or will issue securities that are traded on the NYSE.
          (t) The Trust will engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its organization or the rules of any national securities exchange on which the Trust Units will be listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Trust Units.
          (u) The Trust will make generally available to holders of the Trust Units a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a 12-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11 (a) of the Act.
          (v) The Trust will furnish to holders of the Trust Units as soon as practicable after the end of each fiscal year an annual report (including financial statements of the Trust certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to holders of the Trust Units summary financial information of the Trust for such quarter in reasonable detail. For purposes of this Section 5(v), the Trust shall be deemed to have made available such summary financial information if such information has been filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
          (w) The Trust, during the period ending three years from the date hereof, will furnish to you and, upon your request, to each of the other Underwriters, (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Trust mailed to unitholders or filed with the Commission, the NYSE or any other national securities exchange and (ii) from time to time such other information concerning the Trust as you may reasonably request. For purposes of this Section 5(w), the Trust shall be deemed to have furnished the required information if such document has been filed on EDGAR.
     6. Representations and Warranties of the Company.
     The Company hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:
          (a) No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462 Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Trust or the Company, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Trust or the Company, threatened by the Commission.
          (b) No Material Misstatements or Omissions in Registration Statement. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the applicable requirements of the Act and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 14.
          (c) No Material Misstatements or Omissions in Prospectus. The Prospectus will conform, when filed with the Commission under Rule 424(b), in all material respects to the applicable requirements of the Act, and will not, as of its date and on each of the Closing Date and the Additional Closing Date, if any, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 14.
          (d) No Material Misstatements or Omissions in Time of Sale Information. The most recent Preliminary Prospectus conformed, as of the effective date of the Registration Statement and as of the date hereof, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the applicable requirements of the Act on the date of first use. The Time of Sale Information, as of the Time of Sale, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus, as of its time of first use, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company or the Trust through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 14.
          (e) Company Not an “Ineligible Issuer.” Neither the Company nor the Trust was, at the time of initial filing of the Registration Statement, is not on the date hereof, and will not be, on the Closing Date and the Additional Closing Date, if any, an “ineligible issuer” (as defined in Rule 405 under the Act).
          (f) Forward-Looking and Supporting Information. Each of the statements (including the assumptions described therein) included in the Registration Statement and the most recent Preliminary Prospectus and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distribution, future cash distributions of the Trust or the anticipated ratio of taxable income to distributions, and any statements made in support thereof or related thereto, under the heading “Target distributions and subordination and incentive thresholds,” under the headings “Summary,” “Risk Factors,” “The underlying properties” or “Federal income tax considerations,” was made or will be made with a reasonable basis and in good faith.
          (g) Formation, Due Qualification and Authority of the Company and the ECA Subsidiary. Each of the Company and the ECA Subsidiary has been duly formed and is validly existing as a corporation in good standing under the laws of the state of its incorporation with full power and authority to own or lease its properties currently owned or leased or to be owned or leased at each of the Closing Date and the Additional Closing Date, and to conduct its business as currently conducted or as to be conducted at each of the Closing Date and the Additional Closing Date, in each case in all material respects as described in the Registration Statement, the Time of Sale Information and the Prospectus. The Company is duly registered or qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure to so register or qualify would not reasonably be expected to (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Trust, the Underlying Properties or the Company (the occurrence of such an event or result being referred to as a “Material Adverse Effect”), (ii) materially impair the ability of the Company, the ECA Subsidiary or the Trust to consummate the Transactions or any other transactions provided for in this Agreement or the Transaction Documents or (iii) subject the unitholders of the Trust to any material liability or disability.
          (h) Formation and Authority of Trust. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made. The Trust has full power and authority to own its properties currently owned or to be owned at the Closing Date and the Additional Closing Date and to conduct its business as currently conducted or as to be conducted at each of the Closing Date and the Additional Closing Date, in each case in all material respects as described in the Registration Statement, the Time of Sale Information and the Prospectus. Neither the Trust nor the Trustee is required to qualify to transact business or appoint an agent for service of process in the Commonwealth of Pennsylvania as a result of the ownership, operation or activities of the Trust or the Trustee with respect to the Trust, and the activities of the Trustee pursuant to the Trust Agreement will not require the appointment of an ancillary trustee in the Commonwealth of Pennsylvania.
          (i) Ownership of the Sponsor Units. Assuming no purchase by the Underwriters of the Additional Units on the Closing Date, at the Closing Date, after giving effect to the Transactions, the Company will own 3,296,683 Common Units and 4,401,250 Subordinated Units and the Private Investors will own 1,104,567 Common Units (collectively, the “Sponsor Units”); the Sponsor Units and the beneficial interests in the Trust represented thereby will be duly authorized and validly issued in accordance with the Trust Agreement, and will be fully paid and nonassessable and free from any preemptive or similar rights; and the

Company and the Private Investors will collectively own the Sponsor Units, free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”).
          (j) Valid Issuance of the Units. At each of the Closing Date and the Additional Closing Date, if any, the Firm Units or the Additional Units, as the case may be, and the beneficial interests in the Trust represented thereby, will be duly authorized in accordance with the Trust Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from any preemptive or similar rights.
          (k) Capitalization of the Trust. Assuming no purchase by the Underwriters of the Additional Units on the Closing Date, at the Closing Date, after giving effect to the Transactions, the issued and outstanding beneficial interests in the Trust will consist of 13,203,750 Common Units, and 4,401,250 Subordinated Units; and other than the Sponsor Units, the Firm Units will be the only beneficial interests in the Trust issued and outstanding at the Closing Date.
          (l) Ownership of the ECA Subsidiary. At each of the Closing Date and the Additional Closing Date, the Company will own directly 100% of the equity interests in the ECA Subsidiary, free and clear of all Liens. At each of the Closing Date and the Additional Closing Date, such equity interests will have been duly authorized and validly issued in accordance with the organizational documents of the ECA Subsidiary and will be fully paid and nonassessable.
          (m) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Trust Securities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Trust Securities.
          (n) Authority and Authorization. Each of the Company, the ECA Subsidiary and the Trust, as applicable, has all requisite power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party and to perform its respective obligations hereunder and thereunder. The Trust has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Trust Agreement, the Registration Statement, the Time of Sale Information and the Prospectus and (ii) the Sponsor Units, in accordance with and upon the terms and conditions set forth in the Trust Agreement, the Registration Statement, the Time of Sale Information and the Prospectus. At each of the Closing Date and the Additional Closing Date, all corporate and trust action, as the case may be, required to be taken by the Company, the ECA Subsidiary or the Trust or any of their respective stockholders or unitholders or the Trustee or the Delaware Trustee for the authorization, issuance, sale and delivery of the Units and the Sponsor Units, the execution and delivery of the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements shall have been validly taken.

          (o) Authorization of Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Company and the Trust.
          (p) Enforceability of Operative Agreements. At or before the Closing Date:
     (i) the Trust Agreement will have been duly authorized, executed and delivered by the Company, the Trustee and the Delaware Trustee and will be a valid and legally binding agreement of the Company, the Trustee and the Delaware Trustee, enforceable against each of the Company, the Trustee and the Delaware Trustee in accordance with its terms;
     (ii) each of the Transaction Documents will have been duly authorized, executed and delivered by each of the Trust, the Company, the ECA Subsidiary, the Trustee, the Delaware Trustee and the Private Investors (the “Transaction Parties”) party thereto and will be a valid and legally binding agreement of each party thereto, enforceable against each such Transaction Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (q) Sufficiency of Conveyance Documents.
     (i) the form of each of the Conveyance Documents complies with the laws of the Commonwealth of Pennsylvania, including all applicable recording, filing and registration laws and regulations, and is adequate and sufficient to transfer title to the Term Royalties and the Perpetual Royalties to the Trust;
     (ii) the recording of the Conveyances with the Recorder of Deeds in the Register and Recorder’s Office of Greene County, Pennsylvania is sufficient to impart notice of the contents thereof, and all subsequent purchasers or creditors of the Company will be deemed to purchase with notice of and subject to the PDP Royalty Interest and PUD Royalty Interest; and
     (iii) the Conveyances and the PDP Royalty Interest and the PUD Royalty Interest conform in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectus. To the knowledge of the Company, the Company’s net revenue interest with respect to each Producing Well is no less than the net revenue interest set forth on the exhibits to the Conveyances relating to the PDP Royalties.
          (r) Sufficiency of Mortgages. Each of the Drilling Support Mortgage and the Royalty Interest Mortgage is effective to create, in favor of the Trust, a valid and enforceable security interest (if any, in the case of the Royalty Interest Mortgage) in all of the rights, interests and properties set forth in the Drilling Support Mortgage and the Royalty Interest Mortgage, respectively, and defined therein as the “Mortgaged Properties.” When executed, delivered and duly acknowledged, each of the Drilling Support Mortgage and the Royalty Interest

Mortgage will be in recordable form with the Recorder of Deeds in the Register and Recorder’s Office of Greene County, Pennsylvania. When each of the Drilling Support Mortgage and the Royalty Interest Mortgage are filed with the Recorder of Deeds in the Register and Recorder’s Office of Greene County, Pennsylvania, the lien of the Trust in the Mortgaged Properties will be perfected and such lien will be notice (under the law of the Commonwealth of Pennsylvania) to all third parties of the interest of the Trust in the Mortgaged Properties. Mortgages conform in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectus.
          (s) No Conflicts. None of (i) the offering, issuance or sale by the Trust of the Units or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Time of Sale Information and the Prospectus, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Trust, the Company, the ECA Subsidiary and the Private Investors that are parties hereto or thereto, as the case may be, or (iii) the consummation of the transactions (including the Transactions) contemplated by this Agreement or the Operative Agreements, (A) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Trust, the Company or any subsidiary of the Company is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Trust, the Company or any subsidiary of the Company or any of their respective properties or assets in a proceeding to which any of them or their respective properties or assets is a party or is bound or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Trust, the Company or any subsidiary of the Company, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of the Company, the ECA Subsidiary or the Trust to consummate the Transaction or any other transactions provided for in this Agreement or the Transaction Documents.
          (t) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Trust, the Company or any subsidiary of the Company or any of their respective properties or assets is required in connection with (i) the offering, issuance or sale by the Trust of the Units or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Time of Sale Information and the Prospectus, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Trust, the Company, the ECA Subsidiary and the Private Investors that are parties hereto or thereto, as the case may be, or (iii) the consummation of the transactions (including the Transactions) contemplated by this Agreement or the Operative Agreements except, in the case of clauses (i) through (iii), (A) for registration of the Units under the Act and consents required under the Exchange Act, and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, (B) for such consents that have been, or prior to the Closing Date will be, obtained or made, (C) for such consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of the Company, the ECA Subsidiary or the Trust to consummate the Transaction or any other transactions provided for in this Agreement or the Transaction Documents and (D) except as described in the Registration Statement, the Time of Sale Information and the Prospectus.
          (u) No Defaults. None of the Trust, the Company or the ECA Subsidiary is (i) in violation of the Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Trust, the Company or the ECA Subsidiary or any of their properties or assets or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, which breach, default or violation in the case of clauses (ii) or (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company, the ECA Subsidiary or the Trust to consummate the Transaction or any other transactions provided for in this Agreement or the Transaction Documents. To the knowledge of the Company, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Trust, the Company or the ECA Subsidiary is a party or by which any of them is bound or to which any of their properties or assets is subject, is in breach, default or violation of any such agreement, which breach, default or violation, if continued, would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company, the ECA Subsidiary or the Trust to consummate the Transaction or any other transactions provided for in this Agreement or the Transaction Documents.
          (v) Conformity of Securities to Descriptions in the Registration Statement, the Time of Sale Information and the Prospectus. The Units, when issued and delivered in accordance with the terms of the Trust Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units, when issued and delivered in accordance with the terms of the Trust Agreement and the Transaction Documents, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.
          (w) Private Placement. (i) The sale and issuance of Sponsor Units to the Company and the Private Investors, (ii) the sale of the right to receive the Incentive Distributions to the Company and (iii) the sale of 209,312 Units to the Company by the Private Investors, as further described in the prospectus included in the Registration Statement, are exempt from the registration requirements of the Securities Act and securities laws of any state having jurisdiction with respect thereto, and none of the Trust, the Company or any of its subsidiaries or the Private Investors has taken or will take any action that would cause the loss of such exemption. Neither the Trust nor the Company nor the Private Investors has sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Act or the interpretations thereof by the Commission.
          (x) Independent Public Accountants. Ernst & Young LLP, who has certified or shall certify the audited financial statements of the Company, the Trust and for the Underlying Properties (including the related notes thereto and supporting schedules) included in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), is and was during the periods covered by such financial statements, an independent registered public accounting firm with respect to the Company, the Trust and the Underlying Properties as required by the Act and the Public Company Accounting Oversight Board.
          (y) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the financial condition of the Company, the Trust and the Underlying Properties as of the dates indicated, and comply as to form with the applicable accounting requirements of the Act and have been prepared in accordance with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The summary historical financial information set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Summary Consolidated Financial Data of ECA” is fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which it has been derived. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not so included as required. The other financial information of the Company, the Trust and the Underlying Properties, including non-GAAP financial measures, if any, contained in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company, the Trust and the Underlying Properties, and fairly presents the information purported to be shown thereby.
          (z) Pro Forma Financial Statements. The pro forma financial statements of the Trust included in the Registration Statement, the Time of Sale Information and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus. The pro forma financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.
          (aa) Reserve Engineers. The information underlying the estimates of reserves of the Company and the Underlying Properties, which was supplied by the Company to Ryder Scott Company, L.P. (“Ryder Scott”), independent petroleum engineers, for purposes of preparing the reserve reports and estimates of the Company and preparing the letter (the “Reserve Report Letter”) of Ryder Scott, including, without limitation, production volumes, sales prices for production costs of operation and development, and working interest and net revenue information relating to ownership interests in the Underlying Properties, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; estimates of such reserves and present values as described in the Registration Statement, the Time of Sale Information and the Prospectus and reflected in the Reserve Report Letter comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Act. Ryder Scott, whose report as of March 31, 2010 is referenced in the Prospectus, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and the Underlying Properties.
          (bb) No Material Adverse Change. Neither the Company nor the Underlying Properties have sustained, since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in the condition, financial or otherwise, business, properties, management, financial condition, prospects, net worth or results of operations of the Underlying Properties or the Company and (ii) any transaction which is material to the Trust or the Company other than transactions in the ordinary course of business as such business is described in the Registration Statement, the Time of Sale Information and the Prospectus, in each case other than as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto).
          (cc) No Changes Since Trust Formation. Since the date the Trust was formed through the date hereof, and except as may otherwise be disclosed in the Registration Statement, Time of Sale Information and the Prospectus, the Trust has not (i) issued or granted or agreed to issue or grant any Trust Securities, (ii) incurred any liability or obligation, direct or contingent, (iii) entered into any transaction not in the ordinary course of business or (iv) made any distribution.
          (dd) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against any of the Trust, the Company or the ECA Subsidiary, or to which any of the Trust, the Company or the ECA Subsidiary is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus that are not described as required by the Act. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act. Each contract, document or other agreement described in the Registration Statement, the Time of Sale Information or the Prospectus is in full force and effect and is valid and enforceable by and against the Trust, the Company and the ECA Subsidiary, as the case may be, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Statements made in the Time of Sale Information and the Prospectus insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.
     (ee) Certain Relationships and Related Transactions. Except as set forth in the Time of Sale Information and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 promulgated under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.
          (ff) Title to Properties.
     (i) The Company, the ECA Subsidiary and the Private Investors have and will have good and defensible title to the Subject Interests (as defined in the Conveyances) to be conveyed by the Company, the ECA Subsidiary and the Private Investors, as applicable, free and clear of all liens, encumbrances and defects except those described in the Time of Sale Information and the Prospectus and except for Permitted Encumbrances (as defined in the Conveyances); none of which in the aggregate materially affect the value of the Subject Interests and do not materially interfere with the PDP Royalty Interest or the PUD Royalty Interest or the use made and proposed to be made of such Underlying Properties by the Company;
     (ii) to the knowledge of the Company, there are no Prior Reversionary Interests (as such are included in the definition of Permitted Encumbrances) in the Subject Interests;
     (iii) all contracts, agreements or underlying leases, which comprise a portion of the Subject Interests and which individually or in the aggregate are material to the Subject Interests, are in full force and effect, the Company has paid all rents and other charges to the extent due and payable thereunder, is not in default under any of such underlying contracts, agreements or leases, has received no notice of default from any other party thereto and knows of no material default by any other party thereto;

     (iv) the working interests in oil, gas and mineral leases or mineral interests that constitute a portion of the Subject Interests held by the Company, the ECA Subsidiary or any Private Investor reflect in all material respects the right of the Company, the ECA Subsidiary or the Private Investor, as applicable, to explore or receive production from such Subject Interests, and the care taken by the Company with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices for acquiring or procuring leases and interests therein to explore such for hydrocarbons; and
     (v) upon recordation and filing of the Conveyances, the Trust will have good and defensible title to the Term Royalties and the Perpetual Royalties, free and clear of all liens, encumbrances and defects, except Permitted Encumbrances;
     (vi) as of the Closing Date, except for Permitted Encumbrances, any and all liens or encumbrances on the Subject Interests will be subordinated to the PDP Royalty Interest and the PUD Royalty Interest and all future liens or encumbrances on the Subject Interests shall be subordinate and inferior to the PDP Royalty Interest and the PUD Royalty Interest; and
     (vii) the Company, the ECA Subsidiary and the Private Investors have and will have good and defensible title to the Mortgaged Properties, free and clear of all liens, encumbrances and defects except those described in the Time of Sale Information and the Prospectus and except for Permitted Encumbrances (as defined in the Conveyances); none of which in the aggregate materially affect the value of the Mortgaged Properties and do not materially interfere with the PDP Royalty Interest or the PUD Royalty Interest or the use made and proposed to be made of such Underlying Properties by the Company;
          (gg) Rights-of-Way. The Company has such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, except for such rights-of-way that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (including, with respect to the PUD Wells, such rights-of-way that are not routinely obtained until closer to when the Company commences drilling such PUD Wells and that the Company anticipates will be obtained in a timely manner); the Company has fulfilled and performed all its material obligations with respect to such rights-of-way, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the Company with respect to such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and none of such rights-of-way contains any restriction that is materially burdensome to the Company.
          (hh) Permits. The Company has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own and operate the Underlying Properties and to conduct its business related to or affecting the Underlying Properties in the manner described in the

Registration Statement, the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to have obtained any such permit has not had and would not reasonably be expected to have a Material Adverse Effect; the Company has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus.
          (ii) Books and Records. Each of the Company and the Trust (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with general or specific authorization of management or the Trustee, as applicable, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with general or specific authorization of management or the Trustee, as applicable and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (jj) Disclosure Controls and Procedures. (i) The Trust has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Trust in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, and the Trustee of the Trust, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.
          (kk) No Changes in Internal Controls. Since the date of the most recent balance sheets of the Company and the Trust reviewed or audited by Ernst & Young LLP, (i) neither the Company nor the Trust is aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any of the Trust to record, process, summarize and report financial data in any material respect, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any of the Company or the Trust, and (ii) there have been no significant changes in internal controls or in other factors that has or could significantly and adversely affect internal controls.
          (ll) Tax Returns. The Company has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns. No tax deficiency has been determined adversely to the Company, and the Company has no knowledge of any tax deficiency or related assessment, fine or penalty that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except those that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.
          (mm) ERISA. Other than with respect to items that would not reasonably be expected to have a Material Adverse Effect, (i) at the Closing Date and the Additional Closing Date, the Company and each employee benefit plan or program maintained by the Company will be in compliance in form and in operation in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), and any other applicable law; no “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “pension plan” (as defined in ERISA) for which the Company or the Trust or any entity treated as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”) or Section 4001 of ERISA (collectively “ERISA Affiliate”) (after giving effect to the Transactions), would have any liability and (ii) none of the Company, the Trust or any ERISA Affiliate (after giving effect to the Transactions) expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code. Each pension plan established or maintained by the Company that is intended to be qualified under Section 401 of the Code is so qualified and, to the knowledge of the Company, no event or fact exists which would adversely affect such qualification. None of the Company, the Trust or any ERISA Affiliate currently maintains, contributes to or has any liability with respect to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a pension plan that is subject to Title IV of ERISA.
          (nn) Transfer Taxes. On the Closing Date and the Additional Closing Date, as the case may be, all stock transfer and other taxes that are required to be paid in connection with the sale of the Units to be sold by the Trust to the Underwriters will have been fully paid by the Trust and all laws imposing such taxes will have been complied with.
          (oo) Investment Company. Neither the Company, its subsidiaries nor the Trust is, or after giving effect to the offering and sale of the Units and the application of net proceeds from such sale as described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds,” will be an “investment company” or a company “controlled by” an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.
          (pp) Intellectual Property. The Company owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company conducts all or any material part of its business, and the

Company has not created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property has not and would not reasonably be expected to have a Material Adverse Effect; there is no claim pending against the Company with respect to any Intellectual Property and the Company has not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party. The Company has not become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.
          (qq) Environmental Compliance. The Company and is subsidiaries (i) are in compliance with any and all foreign, federal, state and local laws and regulations relating to the prevention of pollution or the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, (iii) has not received written or oral notice of any actual or potential liability under any Environmental Law, and (iv) is not a party to or affected by any pending or, to the knowledge of the Company, threatened action, suit or proceeding relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Material, except where such noncompliance or deviation from that described in (i)-(iv) above would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. The Company has not received written or oral notice that it is currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, including, but not limited to, with respect to the Underlying Properties.
          (rr) Effect of Environmental Laws. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (ss) Sarbanes-Oxley Act of 2002. There has been no failure on the part of the Trust to comply in all material respects with all applicable and effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

At each of the Closing Date and the Additional Closing Date, if any, the Trust will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated therewith and the rules of the NYSE that are effective and applicable to the Trust.
          (tt) No Labor Disputes. No labor dispute with the employees of any of the Company exists or, to the knowledge of the Company, is imminent, that would reasonably be expected to have a Material Adverse Effect.
          (uu) Insurance. The Company maintains insurance covering its properties, operations, personnel and businesses, including the Underlying Properties, against such losses and risks, in such amounts and from such insurers as is commercially reasonable, when considered in conjunction with the Company’s self insurance practices, for the conduct of their respective businesses and the value of their respective properties. The Company has not received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance (including after giving effect to the Transactions). The Company is in compliance with the terms of such policies in all material respects, and all such insurance is duly in full force and effect on the date hereof and will be duly in full force and effect on the Closing Date and any Additional Closing Date. There are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has not received written notice that it will be denied renewal of its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not reasonably be expected to have a Material Adverse Effect.
          (vv) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information or the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened, to which the Trust or the Company is or may be a party or to which the business or property of any of the Company is or may be subject, (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which the Trust or the Company is or may be subject, that, in the case of clauses (i) and (ii) above, is reasonably expected to (A) individually, or in the aggregate, have a Material Adverse Effect, (B) prevent or result in the suspension of the offer, issuance or sale of the Units, or (C) call into question the validity of this Agreement, any of the Operative Agreement or the consummation of the transactions (including the Transactions) contemplated by this Agreement or the Operative Agreements.
          (ww) No Distribution of Other Offering Materials. Neither the Trust nor the Company has distributed and, prior to the later to occur of the Closing Date, any Additional Closing Date and completion of the distribution of the Units, will not distribute, any offering material in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Time of Sale Information, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement.

          (xx) Anti-Corruption. Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company, acting in such capacity, has, directly or indirectly, (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of applicable law, (ii) made any payment to any federal, state, local or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions, or (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977.
          (yy) Money Laundering Laws. The operations of the Company are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
          (zz) Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company, acting in such capacity, or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person who, to the knowledge of the Company, is currently subject to any U.S. sanctions administered by OFAC.
          (aaa) Lock-Up Agreements. The Company has procured Lock-Up Agreements, in the form of Exhibit G attached hereto, from each of the individuals set forth on Schedule IV hereto.
          (bbb) Listing. The Units have been approved for listing on the NYSE under the symbol “ECT”, subject to official notice of issuance of the Units being sold by the Trust, and upon consummation of the offering contemplated hereby the Trust will be in compliance with the designation and maintenance criteria applicable to NYSE issuers.
          (ccc) Market Stabilization. The Company and the Trust have not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Exchange Act or otherwise, stabilization or manipulation of the price of any Trust Security or facilitate the sale or resale of the Units or for any other purpose.
          (ddd) FINRA Affiliations. To the knowledge of the Company, no officer, director or nominee for director or stockholder of the Company has a direct or indirect affiliation or association with any member of FINRA.

          (eee) No Restrictions on Royalty Payments. The Company is not currently prohibited, directly or indirectly, from making any payments on account of the Term Royalties or Perpetual Royalties to the Trust.
          (fff) Solvency. Immediately after the Closing Date, the Company (after giving effect to the Conveyances and the other transactions (including the Transactions) contemplated hereby) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company would become unable to satisfy. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
          (ggg) Statistical and Market-Related Data. All statistical or market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus, if any, are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.
          (hhh) Directed Unit Sales. Neither the Company nor the Trust has offered, or caused Raymond James & Associates, Inc. to offer, Common Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Trust or the Company, its business or its products.
          (iii) Accuracy of Statements in Prospectus. The statements set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the captions “The trust,” “Target distributions and subordination and incentive thresholds,” “Description of the trust agreement,” “Description of the trust units,” and “ERISA considerations,” “The underlying properties—regulation,” and “Underwriting,” fairly and accurately describe the provisions of the laws and documents referred to therein in all material respects; and the descriptions of the Trust Units contained in the Registration Statement, the Time of Sale Information and the Prospectus under the captions “Summary,” “The trust,” “Target distributions and subordination and incentive thresholds,” “The underlying properties,” “Description of the royalty interests,” “Description of the trust agreement,” and “Description of the trust units” constitute accurate summaries of the terms of the Trust Units in all material respects.

          (jjj) Authorization and Qualification of Trustee. The Trustee is a national banking association duly authorized and empowered to act as trustee of the Trust pursuant to the Organizational Trust Agreement and the Trust Agreement.
          (kkk) Authorization and Qualification of Delaware Trustee. The Delaware Trustee is a Delaware banking corporation duly authorized and empowered to act as Delaware trustee of the Trust pursuant to the Organizational Trust Agreement and the Trust Agreement.
          (lll) No Consent Needed for Trustee Action. No consent, approval, authorization or filing is required under any law, rule or regulation of the States of Delaware or Pennsylvania, or of the United States of America in order to permit the Trustee to act as Trustee of the Trust.
     Any certificate signed by any officer of the Company or the Trust and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company or the Trust, as applicable, to each Underwriter as to the matters covered thereby.
     7. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing or reproduction and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, any Blue Sky memoranda, the Master Agreement Among Underwriters, this Agreement, the Selected Dealers Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) consistent with the provisions of Section 5(a), all expenses in connection with the qualification of the Units for offering and sale under state securities laws or Blue Sky laws; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Units; (v) the fees and expenses associated with listing the Units on the NYSE; (vi) the cost of preparing any unit certificates, if any; (vii) the costs and charges of any transfer agent or registrar; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Units to the respective Underwriters; (ix) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; and (x) the transportation, lodging, graphics and other expenses of the Company incidental to the Company’s preparation for and participation in the “roadshow” for the offering contemplated hereby. Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5(i) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5(i).
     8. Indemnification and Contribution. Subject to the limitations in this paragraph, the Company agrees to indemnify and hold harmless you and each other Underwriter, the directors,

officers, employees and agents of each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or (ii) (A) the omission or alleged omission to state in the Registration Statement or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you, expressly for use in connection therewith, (ii) any inaccuracy in or breach of the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law and (iii) any claims (or actions, including rescission actions, in respect thereof) that are arise out of or are based on the transactions described under “Certain Transactions” in the Registration Statement, Time of Sale Information and Prospectus. This indemnification shall be in addition to any liability that the Company may otherwise have.
     If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person or such affiliate (an “indemnified party”) shall promptly notify in writing the party against whom indemnification is being sought (the “indemnifying party”), but failure to so notify the indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section 8, and such indemnifying party shall assume the defense thereof, including the employment of counsel reasonably acceptable to such indemnified party and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (i) the indemnifying party has agreed in writing to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense and employ counsel reasonably acceptable to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and such indemnified party shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company, or that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but the Company shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). The indemnifying party shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this Section 8.
     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any “affiliates” (within the meaning of Rule 405 under the Act) of the Company, to the same extent as the foregoing several indemnity from the Company to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its directors, any of its officers or any such controlling person or affiliate based on the Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company by the immediately preceding paragraph (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company, its directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding and following paragraph.
     In any event, the Company will not, without the prior written consent of the Representatives, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representatives or any person who controls a Representative within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Underwriter or such controlling persons.
     If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand, and the Underwriters on the other hand, from the offering and sale of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company and the Trust on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company and the Trust on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Trust bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Units hereunder, any determination of the relative benefits received by the Company and the Trust or the Underwriters from the offering of the Units shall include the net proceeds (before deducting expenses) received by the Trust and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Units, in each case computed on the basis of the respective amounts set forth in the table or in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Trust on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Trust on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Units underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Units set forth opposite their names in Schedule I hereto (or such numbers of Firm Units increased as set forth in Section 11 hereof) and not joint.
     Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Units and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or to the Company, its directors, officers, any person controlling the Company or any affiliate of the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.
     The Company shall indemnify and hold harmless Raymond James & Associates, Inc. (including its directors, officers and employees) and each person, if any, who controls Raymond James & Associates, Inc. within the meaning of Section 15 of the Securities Act (“Raymond James Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Raymond James Entities may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in light of the circumstances under why any such statements were made, (ii) arises out of, or is based upon, the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program; provided that the Company shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Raymond James Entities. The Company shall reimburse the Raymond James Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.
     9. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Units to be delivered on the Closing Date, and any Additional Units to be delivered on an Additional Closing Date, shall be subject hereunder are subject to the following conditions:
          (a) The Registration Statement shall have become effective not later than 12:00 noon, New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representatives, and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.
          (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Transaction Documents, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions (including the Transactions) contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
          (c) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus, (i) there shall not have been any change in the Trust Units or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, Time of Sale Information and the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Trust that is not in the ordinary course of business or by the Company that could reasonably be expected to result in a material reduction in the future income of the Trust, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or would reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or the Trust or any of its properties that would reasonably be expected to result in a Material Adverse Effect or that affects or would reasonably be expected to affect the transactions (including the Transactions) contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or business prospects of the Company or the Trust that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Units as contemplated hereby.
          (d) You shall have received on the Closing Date (and any Additional Closing Date) an opinion of Vinson & Elkins L.L.P., counsel to the Company, substantially in the form of Exhibit A hereto.
          (e) You shall have received on the Closing Date (and any Additional Closing Date) an opinion of Goodwin & Goodwin, counsel to the Company, substantially in the form of Exhibit B hereto.
          (f) You shall have received on the Closing Date (and any Additional Closing Date) an opinion of Donald C. Supcoe, to the Company, substantially in the form of Exhibit C hereto.
          (g) You shall have received on the Closing Date (and any Additional Closing Date) an opinion of Keevican Weiss Bauerle & Hirsch LLC, Pennsylvania counsel to the Company, substantially in the form of Exhibit D hereto.
          (h) You shall have received on the Closing Date (and any Additional Closing Date) an opinion of Richards, Layton & Finger, P.A., Delaware counsel to the Company, substantially in the form of Exhibit E hereto.
          (i) You shall have received on the Closing Date (and any Additional Closing Date) an opinion of Bracewell & Giuliani LLP, counsel to the Trustee, substantially in the form of Exhibit F hereto.

          (j) You shall have received on the Closing Date and any Additional Closing Date an opinion of Baker Botts L.L.P., as counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to such matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
          (k) You shall have received on the Closing Date or Additional Closing Date, as the case may be, a certificate of the Trustee, dated the Closing Date or Additional Closing Date, as the case may be, executed by a duly authorized officer of the Trustee, representing and warranting to each of the Underwriters that:
     (i) The Trustee is a national banking association authorized and empowered to act as trustee of the Trust pursuant to the Trust Agreement, and no consent, approval, authorization or filing is required under any law, rule or regulation of the State of Delaware or of the United States of America in order to permit the Trustee to act as trustee of the Trust;
     (ii) The Trust Agreement has been executed and delivered by the Trustee and, assuming the due authorization, execution and delivery thereof by the Company and the Delaware Trustee, is a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as the enforceability thereof may be limited by (A) the application of bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally and (B) equitable principles being applied at the discretion of a court before which any proceeding may be brought; and the Operative Agreements to which the Trust is a party have been duly and validly executed by the Trustee;
     (iii) The Trust has complied with all of the agreements and satisfied all of the conditions on the part of the Trust to be performed or satisfied hereunder on or before such Closing Date or Additional Closing Date; and
     (iv) There are 13,203,750 Common Units and 4,401,250 Subordinated Units authorized and outstanding under the Trust Agreement, all of which have been duly and validly issued in accordance with the Trust Agreement; and holders of the Trust Units are entitled to the benefits of the Trust Agreement.
          (l) You shall have received, on each of the date hereof and the Closing Date and any Additional Closing Date, a letter dated the date hereof or the applicable Closing Date or Additional Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the date hereof shall use a “cut-off date” within three business days of the date hereof and each letter delivered on the Closing Date or any Additional Closing Date shall use a “cut-off date” within two business days of such date.

          (m) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus or any Issuer Free Writing Prospectus shall have been filed unless a copy thereof was first furnished to you and the Company obtained your consent prior to filing any of those with the Commission; (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date and any Additional Closing Date, and the Company and the Trust have complied with all of the agreements and satisfied all of the conditions on the part of the Company or the Trust to be performed or satisfied hereunder on or before such Closing Date or Additional Closing Date; and (vi) neither the Company nor the Trust shall have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date or the Additional Closing Date, as the case may be, and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(m) and in Section 9(c) hereof and certifying that they have carefully examined the Registration Statement, the Time of Sale Information and the Prospectus, as well as each electronic road show used in connection with the offering of the Units, and, in their opinion (A) the Registration Statement, as of the Effective Date, (B) the Prospectus, as of its date and on the Closing Date or Additional Closing Date, as applicable, or (C) the Time of Sale Information, as of the Time of Sale, did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading.
          (n) At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of FINRA confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.
          (o) You shall have received letters addressed to you and dated the Closing Date or the Additional Closing Date, as the case may be, from Ryder Scott stating the conclusions and findings of such firm with respect to oil and gas reserves of the Company substantially in the form approved by you.

     If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.
     10. Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 7 and 8 shall at all times be effective.
     11. Use of Free Writing Prospectus. Each Underwriter severally covenants with the Company that it has not made and will not make any offer relating to the Units that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission without the consent of the Company, not to be unreasonably withheld, other than any such offer included in an Issuer Free Writing Prospectus. The Company covenants with the Underwriters that it has not made and will not make any offer relating to the Units that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission without the consent of the Representatives, not to be unreasonably withheld, other than any such offer included in an Issuer Free Writing Prospectus included in the Time of Sale Information.
     12. Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Firm Units that it or they have agreed to purchase hereunder, and the aggregate number of Firm Units that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Units, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Units that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units and arrangements satisfactory to you and the Company for the purchase of such Firm Units are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.
     13. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company or the Trust by notice to the Company and the Trust, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Units), as the case may be, in your sole judgment, (i) trading in the Common Units shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE or NASDAQ shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.
     14. Information Furnished by the Underwriters. The Company acknowledges that (i) the list of Underwriters and their respective participation in the sale of the Units, (ii) the first and second sentences of the fourth paragraph (iii) the thirteenth through eighteenth paragraphs, the twenty-first paragraph, the twenty-fifth paragraph and the twenty-sixth paragraph, each under the caption “Underwriting” in any Preliminary Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6(b), 6(c), 6(d) and 8 hereof.
     15. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered:
(i)	to the Company

Energy Corporation of America 4643 South Ulster Street, Suite 1100 Denver, Colorado 80237 Attention: Donald C. Supcoe

(ii)	to the Trust

ECA Marcellus Trust I c/o The Bank of New York Mellon Trust Company, N.A. 919 Congress Avenue, Suite 500 Austin, Texas 78701 Attention: Michael J. Ulrich

with a copy to

Bracewell & Giuliani LLP 111 Congress Avenue Austin, Texas 78701 Attention: Tom Adkins

(ii)	to the Underwriters

Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716 Attention: John Crtichlow

Citigroup Global Markets Inc. 388 Greenwich Street, New York, New York 10013 Facsimile: 212.816.7912 Attention: General Counsel
     This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and its directors and officers and the Trust.
     16. No Fiduciary Duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, each of the Company and the Trust acknowledge and agree that (i) nothing herein shall create a fiduciary or agency relationship between the Company or the Trust, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and, except to the extent set out in clause (xi) of Section 7 hereof are not acting as advisors, expert or otherwise, to either the Company or the Trust in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Company and the Trust, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Units was established by the Company and the Underwriters based on discussions and arms’ length negotiations and each of the Company and the Trust understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Company or the Trust shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Company and the Trust acknowledge that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Trust by the Underwriters for the Units and that such interests may differ from the interests of the Company and the Trust, and the Underwriters have no obligation to disclose, or account to the Company or the Trust for any benefit that they may derive from, such additional financial interests. Each of the Company and the Trust hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Company or the Trust may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Trust in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, the Trust or any of their respective members, managers, employees or creditors.

     17. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.
     This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.
     This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.
     The Trust, the Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Trust and the several Underwriters.

Very truly yours,

ECA MARCELLUS TRUST I

By:	The Bank of New York
Mellon Trust Company, N.A., as Trustee

By:	/s/ Michael J. Ulrich

Michael J. Ulrich
Title: Vice President

ENERGY CORPORATION OF AMERICA

/s/ Michael S. Fletcher

Michael S. Fletcher
Chief Financial Officer

CONFIRMED as of the date first above mentioned, on behalf of the Representatives and the other several Underwriters named in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Howard House

Name: Howard House
Authorized Representative

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ R. Kenley Steeg

Name: R. Kenley Steeg
Authorized Representative

SCHEDULE I

Number
Name	Firm Units
Raymond James & Associates, Inc.	3,521,000
Citigroup Global Markets Inc.	3,521,000
Oppenheimer & Co. Inc.	748,212
RBC Capital Markets Corporation	748,212
Robert W. Baird & Co.	264,076

Total	8,802,500

SCHEDULE II
Free Writing Prospectuses
None.

SCHEDULE III
Information Included in “Time of Sale Information”

Public offering price:	$20.00 per Common Unit

Number of Firm Units:	8,802,500

SCHEDULE IV
Persons Delivering Lock-up Agreements

W. Gaston Caperton, III
Clark Clement
Mike Cochran
Peter H. Coors
Rodney Cox
L.B. Curtis
John J. Dorgan
Randy Farkosh
John S. Fischer
Michael S. Fletcher
J. Michael Forbes
Mark Fry
Thomas R. Goodwin
Dan Graham
Clink Hipke
Dave Jordan
F.H. McCullough III
Denny McGowan
John Mork
Julie M. Mork
Kyle M. Mork
Arthur C. Nielsen, Jr.
George O’Malley
Jay S. Pifer
Niki Randolph
Peter Rebstock
Kent Schamp
Pete Sullivan
Donald C. Supcoe
Rod Winters

EXHIBIT A
FORM OF OPINION OF VINSON & ELKINS L.L.P.
     1. Assuming no purchase by the Underwriters of the Additional Units on the Closing Date and the due authorization, execution and delivery of this Agreement and the Operative Agreements by the parties thereto, at the Closing Date, after giving effect to the Transactions, the Company will own 3,926,683 Common Units, 4,401,250 Subordinated Units and the right to receive Incentive Distributions, free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware Statutory Trust Act.
     2. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Trust Units or other securities of the Trust.
     3. Assuming the due authorization, execution and delivery thereof by the parties thereto, each of the Administrative Services Agreement, the Floor Price Contracts, the Swap Agreement and the Registration Rights Agreement constitutes a valid and legally binding agreement of the Company, the ECA Subsidiary and the Trust that are parties thereto, enforceable against each of them in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     4. None of (i) the offering, issuance or sale by the Trust of the Units or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Time of Sale Information and the Prospectus, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Trust, the Company, the ECA Subsidiary and the Private Investors that are parties hereto or thereto, as the case may be, or (iii) the consummation of the transactions (including the Transactions) contemplated by this Agreement or the Operative Agreements, violates or will violate federal law; provided, however, that with respect to the foregoing, such counsel need express no opinion with respect to federal securities laws or other anti-fraud laws.
     5. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body under federal law is required in connection with (i) the offering, issuance or sale by the Trust of the Units or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Time of Sale Information and the Prospectus, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Trust, the Company, the ECA Subsidiary and the Private Investors that are parties hereto or thereto, as the case may be, or (iii) the consummation of the transactions (including the Transactions) contemplated by this Agreement or the Operative Agreements except (A) for registration of the Units under the Act and consents required under the Exchange Act, and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters and (B) for such consents that have been, or prior to the Closing Date will be, obtained or made.
     6. The statements set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the captions “The trust,” “Target distributions and subordinated and incentive thresholds,” “Description of the trust agreement,” “Description of the trust units,” and “ERISA considerations” and “The underlying properties—Regulation,” insofar as they purport to constitute summaries of provisions of federal statutes, rules or regulations, of statutes, rules or regulations of the State of Delaware or of any specific agreement or instrument, constitute complete and accurate summaries thereof in all material respects; and the descriptions of the Trust Units contained in the Registration Statement, the Time of Sale Information and the Prospectus under the captions “Summary,” “The trust,” “Target distributions and subordination and incentive thresholds,” “The underlying properties,” “Description of the royalty interest,” “Description of the trust agreement,” and “Description of the trust units” constitute accurate summaries of the terms of the Trust Units in all material respects.
     7. The opinion letter of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion letter as if it were addressed to them.
     8. To the knowledge of such counsel, there are no (i) legal or governmental proceedings pending or threatened to which the Company, any of its subsidiaries or the Trust is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus but are not so described as required by the Act or (ii) agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.
     9. The Registration Statement was declared effective under the Act as of the date and time specified in such opinion; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule.
     10. The Registration Statement, on the latest effective date and on the Closing Date and Additional Closing, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date and the Additional Closing Date, appeared, on their face, appropriately responsive, in all material respects, to the requirements of the Act and the rules and regulations thereunder, except that in each case such counsel need express no opinion with respect to the financial statements and the notes and schedules thereto and the independent public accounting firm’s report thereon, the oil and gas reserve data, or other financial data, accounting data and statistical data derived from financial data contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus.

     11. Neither the Company, its subsidiaries nor the Trust is, or after giving effect to the offering and sale of the Units and the application of net proceeds from such sale as described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds,” will be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, the independent registered public accounting firm of the Company and representatives of the Underwriters, at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Time of Sale Information and the Prospectus (except to the extent specified in the foregoing opinions), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:
     (A) the Registration Statement, at the time it was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
     (B) the Time of Sale Information, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
     (C) the Prospectus, as of its date and as of the Closing Date or the Additional Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
it being understood that such counsel expresses no statement or belief with respect to (a) the financial statements and related schedules, including the notes thereto and the independent public accounting firm’s report thereon, (b) the oil and gas reserve data, or (c) other financial data, accounting data and statistical data derived from financial data contained therein or omitted therefrom.
     In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the Company and the ECA Subsidiary and of the Trustee and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that their opinion is limited to federal laws, the Delaware General Corporation Law and the laws of the State of New York, (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or state or local tax statutes to which the Company or the Trust may be subject, and (vi) with respect to the existence of any Lien for which a financing statement under the Uniform Commercial Code of any state is on file, such counsel’s opinion is based solely upon such counsel’s review of a specific search of such state’s Secretary of State (each of which shall be as of a date not more than 10 days prior to the Closing Date or the Additional Closing Date and shall be provided to counsel to the Underwriters).

EXHIBIT B
FORM OF OPINION OF GOODWIN & GOODWIN
     1. Each of the Company and the ECA Subsidiary (the “ECA Entities”) has been duly formed and is validly existing as a corporation in good standing under the laws of the State of West Virginia with all corporate power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at each of the Closing Date and the Additional Closing Date, and to conduct its business as currently conducted or as to be conducted at each of the Closing Date and the Additional Closing Date, in each case, in all material respects as described in the Registration Statement, the Time of Sale Information and the Prospectus.
     2. Each of the ECA Entities has all requisite power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party and perform its obligations hereunder and thereunder. All corporate action required to be taken by the ECA Entities or their respective stockholders for the execution and delivery of the Operative Agreements to which an ECA Entity is a party and the consummation of the transactions (including the Transactions) contemplated by this Agreement and such Operative Agreements has been validly taken.
      3. The Company owns directly 100% of the equity interests in the ECA Subsidiary. Such equity interests have been duly authorized and validly issued in accordance with the organizational documents of the ECA Subsidiary and are fully paid and nonassessable, and the Company directly owns such equity interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of West Virginia naming the Company as a debtor is on file in the office of the Secretary of State of the State of West Virginia or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the West Virginia Business Corporation Act.
     4. This Agreement has been duly authorized and validly executed and delivered by the Company.
     5. Each of the Operative Agreements to which an ECA Entity is a party has been duly authorized, executed and delivered by such ECA Entity.
     6. None of (i) the offering, issuance or sale by the Trust of the Units or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Time of Sale Information and the Prospectus, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Trust, the ECA Entities and the Private Investors that are parties hereto or thereto, as the case may be, or (iii) the consummation of the transactions (including the Transactions) contemplated by this Agreement or the Operative Agreements, (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or bylaws of the ECA Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, or give the holder of any indebtedness the right to require the repurchase, redemption or repayment of all or part of such indebtedness under, any bond, indenture, mortgage, deed of trust, loan agreement or other evidences of indebtedness to which the Trust, the Company or any subsidiary of the Company is a party or by which any of them or any of their respective properties (including, without limitation, the Subject Interests) are bound, (C) violates or will violate any statute, law or regulation of the State of West Virginia or any order, judgment, decree or injunction (assuming compliance with all applicable state securities and Blue Sky laws) of any court or governmental agency or body directed to any of the Trust, the Company or any subsidiary of the Company or any of their respective properties or assets in a proceeding to which any of them or their respective properties or assets is a party or is bound that is known to such counsel or (D) to the knowledge of such counsel, results or will result in the creation or imposition of any Lien upon any property (including, without limitation, the Subject Interests) or assets of any of the Trust, the Company or any subsidiary of the Company, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     7. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body of the State of West Virginia, or under the laws of the State of West Virginia is required in connection with (i) the offering, issuance or sale by the Trust of the Units or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Time of Sale Information and the Prospectus, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Trust, the Company, the ECA Subsidiary and the Private Investors that are parties hereto or thereto, as the case may be, or (iii) the consummation of the transactions (including the Transactions) contemplated by this Agreement or the Operative Agreements except (A) for registration of the Units under the Act and consents required under the Exchange Act, and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, (B) for such consents that have been, or prior to the Closing Date will be, obtained or made, and (C) which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (including, with respect to the PUD Wells, such permits that are not routinely obtained until closer to when the Company commences drilling such PUD Wells and that, to the knowledge of such counsel, the Company anticipates will be obtained in a timely manner).
     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, the independent registered public accounting firm of the Company and representatives of the Underwriters, at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Time of Sale Information and the Prospectus (except to the extent specified in the foregoing opinions), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:
     (A) the Registration Statement, at the time it was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

     (B) the Time of Sale Information, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
     (C) the Prospectus, as of its date and as of the Closing Date or the Additional Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
it being understood that such counsel expresses no statement or belief with respect to (a) the financial statements and related schedules, including the notes thereto and the independent public accounting firm’s report thereon, (b) the oil and gas reserve data, or (c) other financial data, accounting data and statistical data derived from financial data contained therein or omitted therefrom.
In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the Company upon information obtained from public officials; (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine; (iii) with respect to the opinion expressed as to the good standing of the ECA Entities, state that such opinion is based upon certificates provided by the Secretary of State of West Virginia (which shall be dated as of a date not more than 10 days prior to the Closing Date and the Additional Closing Date and shall be provided to counsel to the Underwriters) and express no conclusions beyond what are stated in such certificates; (iv) state that their opinion is limited to matters governed by the laws of the State of West Virginia and that such counsel is not admitted to practice in the States of Delaware and Pennsylvania; and (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or state or local tax statutes to which the Company or the Trust may be subject.

EXHIBIT C
FORM OF OPINION OF GENERAL COUNSEL
     1. Except as described in the Prospectus and the Time of Sale Information, and except as arising pursuant to the Trust Agreement, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Trust Units or other securities of the Trust.
     2. Assuming the due authorization, execution and delivery of this Agreement and the Operative Agreements by the parties thereto, at the Closing Date, after giving effect to the Transactions, the Private Investors will own 1,104,567 Common Units, free and clear of all Liens known to such counsel, without independent investigation, other than those created by or arising under the Delaware Statutory Trust Act.
     3. None of (i) the offering, issuance or sale by the Trust of the Units or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Time of Sale Information and the Prospectus, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Trust, the Company, the ECA Subsidiary and the Private Investors that are parties hereto or thereto, as the case may be, or (iii) the consummation of the transactions (including the Transactions) contemplated by this Agreement or the Operative Agreements, (A) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any agreement or instrument to which the Company or any subsidiary of the Company is a party or by which any of them or any of their respective properties (including, without limitation, the Subject Interests) are bound, other than any bond, indenture, mortgage, deed of trust, loan agreement or other evidences of indebtedness to which the Company or any subsidiary of the Company is a party, (B) violates or will violate any order, judgment, decree or injunction (assuming compliance with all applicable state securities and Blue Sky laws) of any court or governmental agency or body directed to any of the Company or any subsidiary of the Company or any of their respective properties or assets in a proceeding to which any of them or their respective properties or assets is a party or is bound that is known to such counsel or (C) to the knowledge of such counsel, results or will result in the creation or imposition of any Lien (other than those Liens created pursuant to the Drilling Support Lien or the Royalty Interest Lien) upon any property (including, without limitation, the Subject Interests) or assets of any of the Company or any subsidiary of the Company, which conflicts, breaches, violations, defaults or Liens would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     4. To the knowledge of such counsel, there are no legal or governmental proceedings pending to which the Company, any of its subsidiaries or the Trust is a party or of which any property or assets of the Company, any of its subsidiaries or the Trust (including, without limitation, the Subject Interests) is or may be the subject that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of

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this Agreement or the Operative Agreements or the consummation of the transactions contemplated thereby; and to the knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities.
     In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, the independent registered public accounting firm of the Company and representatives of the Underwriters, at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Time of Sale Information and the Prospectus (except to the extent specified in the foregoing opinions), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:
     (A) the Registration Statement, at the time it was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
     (B) the Time of Sale Information, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
     (C) the Prospectus, as of its date and as of the Closing Date or the Additional Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     it being understood that such counsel expresses no statement or belief with respect to (a) the financial statements and related schedules, including the notes thereto and the independent public accounting firm’s report thereon, (b) the oil and gas reserve data, or (c) other financial data, accounting data and statistical data derived from financial data contained therein or omitted therefrom.
     In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the Company and upon information obtained from public officials, (ii) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (iii) state that such opinions are limited to matters governed by the laws of the State of West Virginia and that such counsel is not admitted in the State of Delaware and is on inactive status in the Commonwealth of Pennsylvania, and (iv) state that he expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) federal, state or local taxes or state or local tax statutes to which the Company or the Trust may be subject.

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EXHIBIT D
FORM OF OPINION OF KEEVICAN WEISS BAUERLE & HIRSCH LLC
     1. The Company is duly registered or qualified to do business and is in good standing as a foreign corporation in the Commonwealth of Pennsylvania. Neither the Trust nor the Trustee is required to qualify to transact business or appoint an agent for service of process in the Commonwealth of Pennsylvania as a result of the ownership, operation or activities of the Trust or the Trustee with respect to the Trust (as all such activities are described in the Registration Statement, Time of Sale Information and the Prospectus), and such activities of the Trustee pursuant to the Trust Agreement will not require the appointment of an ancillary trustee in the Commonwealth of Pennsylvania, to the extent the aforementioned involve acquiring real estate and mortgages and other liens thereon and personal property and security interests therein, and holding, leasing, conveying and transferring them, as fiduciary or other.
     2. Each of the Conveyances, the Development Agreement, and the Lien Documentation constitutes a valid and legally binding agreement of the Company, the ECA Subsidiary, the Private Investors and the Trust that are parties thereto, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     3. The form of the Conveyances to be recorded is adequate and sufficient under the laws of the Commonwealth of Pennsylvania to transfer title to the Term Royalties and the Perpetual Royalties to the Trust and complies with the laws of the Commonwealth of Pennsylvania relating to recording, filing and registration laws and regulations; the recording of the Conveyances with the Recorder of Deeds in the Register and Recorder’s Office of Greene County, Pennsylvania is sufficient to provide the Trust the protections afforded under the recordation laws of the Commonwealth of Pennsylvania against purchasers or creditors of the Company subsequently acquiring interests in the Subject Interests, and such purchasers and creditors of the Company will be deemed to purchase with notice of, and subject to, such Term Royalties and Perpetual Royalties; and the Company is not required to make any recordings or filings of the Conveyances under the laws of the Commonwealth of Pennsylvania other than those recordings or filings described in this paragraph.
     4. Each of the Drilling Support Mortgage and the Royalty Interest Mortgage is effective to create, in favor of the Trust, a valid and enforceable security interest in all of the rights, interests and properties set forth in the Drilling Support Mortgage and the Royalty Interest Mortgage, respectively and defined therein as the “Mortgaged Properties.” When executed, delivered, duly acknowledged and attested, each of the Drilling Support Mortgage and the Royalty Interest Mortgage will be in recordable form for recording with the Recorder of Deeds in the Register and Recorder’s Office of Greene County, Pennsylvania. When executed and delivered, the Financing Statements will be in proper form for filing with the Pennsylvania Department of State. When each of the Drilling Support Mortgage and the Royalty Interest Mortgage are recorded with the Recorder of Deeds in the Register and Recorder’s Office of

Greene County, Pennsylvania, and when the Financing Statements are filed with the Pennsylvania Department of State, the lien of the Trust in the Mortgaged Properties will be perfected and such lien will be notice (under the law of the Commonwealth of Pennsylvania) to all third parties of the interest of the Trust in the Mortgaged Properties. With respect to the foregoing, such counsel need express no opinion in regard to the priority of liens as between the Drilling Support Mortgage and the Royalty Interest Mortgage.
     5. None of (i) the offering, issuance or sale by the Trust of the Units or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Time of Sale Information and the Prospectus, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Trust, the Company, the ECA Subsidiary and the Private Investors that are parties hereto or thereto, as the case may be, or (iii) the consummation of the transactions (including the Transactions) contemplated by this Agreement or the Operative Agreements, violates or will violate any statute, law or regulation of any court or governmental agency or body of the Commonwealth of Pennsylvania.
     6. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body of the Commonwealth of Pennsylvania, or under the laws of the Commonwealth of Pennsylvania is required in connection with (i) the offering, issuance or sale by the Trust of the Units or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Time of Sale Information and the Prospectus, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Trust, the Company, the ECA Subsidiary and the Private Investors that are parties hereto or thereto, as the case may be, or (iii) the consummation of the transactions (including the Transactions) contemplated by this Agreement or the Operative Agreements except (A) for consents required under applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, (B) for such consents that have been, or prior to the Closing Date will be, obtained or made, (C) as described in the Registration Statement, the Time of Sale Information and the Prospectus, and (D) for consents which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (including, with respect to the PUD Wells, permits that are not routinely obtained until closer to when the Company commences drilling such PUD Wells and that the Company has represented will be obtained in a timely manner).
     7. A beneficial owner of a Trust Unit will not be subject to personal liability under state and local laws in the Commonwealth of Pennsylvania by virtue of said ownership, including liability regulating the discharge of materials into the environment or otherwise relating to the protection of the environment.
In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and the Additional Closing Date, as the case may be. With respect to the opinion expressed as to the due qualification or registration as a foreign corporation of the Company, state that such opinion is based upon certificates of foreign qualification or registration provided by the Secretary of State of the Commonwealth of Pennsylvania (which shall be dated as of a date not more than 10 days prior to the Closing Date and the Additional Closing Date and shall be provided to counsel to the Underwriters) and express no conclusions beyond what are stated in such certificate.

EXHIBIT E
FORM OF OPINION OF RICHARDS, LAYTON & FINGER, P.A.
     1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.
     2. Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to own its property and conduct its business, all as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.
     3. The Trust Agreement constitutes a valid and legally binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms.
     4. Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to execute and deliver, and to perform its obligations under the Underwriting Agreement (including the issuance of the Units pursuant thereto) and the Operative Agreements to which it is a party.
     5. The Trust Units have been duly authorized for issuance by the Trust Agreement and, upon (i) each Person to whom a Trust Unit is to be issued by the Trust (collectively, the “Trust Unit Holders”) having been issued such Trust Unit and paid for the Trust Unit acquired by it, in accordance with the Trust Agreement and as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus and (ii) the Trust Units having been issued and sold to the Trust Unit Holders in accordance with the Trust Agreement and the as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, the Trust Units will constitute valid and, subject to the qualifications set forth in paragraph 8 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.
     6. This Agreement and the Operative Agreements to which the Trust is a party have been duly authorized by the Trust.
     7. Neither the execution, delivery and performance by the Trust of the Underwriting Agreement (including the issuance of the Units pursuant thereto) and the Operative Agreements to which the Trust is a party or the consummation by the Trust of any of the transactions contemplated thereby, (i) requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State of the State of Delaware

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pursuant to the Trust Agreement, or (ii) violates the Trust Agreement, the Certificate of Trust or any law, rule or regulation of the State of Delaware applicable to the Trust.
     8. The Trust Unit Holders, as beneficial owners of the Trust, are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Such counsel notes that the Trust Unit Holders may be obligated to make payments as set forth in the Trust Agreement.
In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the Company and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine and (iii) state that such opinions are limited to matters governed by the laws of the State of Delaware.

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EXHIBIT F
FORM OF OPINION OF BRACEWELL & GIULIANI LLP
     1. Assuming the due authorization thereto by the Trust, this Agreement and the Operative Agreements to which the Trust is a party have been validly executed and delivered by the Trust.
In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of the Trustee and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine and (iii) state that such opinion is limited to matters governed by the laws of the State of Delaware.

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EXHIBIT G
June ___, 2010
ECA Marcellus Trust I
c/o The Bank of New York Mellon Trust Company, N.A.
Attn: Michael J. Ulrich
919 Congress Avenue, Suite 500
Austin, Texas 78701
Raymond James & Associates, Inc.
Citigroup Global Markets Inc.
As Representative of the Several Underwriters
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
     Re:     Restriction of Sales of ECA Marcellus Trust I Common Units
Dear Sirs:
     This letter is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into among ECA Marcellus Trust I, a statutory trust formed under the laws of the state of Delaware (the “Trust”), Energy Corporation of America, a West Virginia corporation (the “Company”), and Raymond James & Associates, Inc. and Citigroup Global Markets Inc. as the representatives (the “Representatives”) of the several underwriters (the “Underwriters”) listed on Schedule I thereto. Upon the terms and subject to the conditions of the Underwriting Agreement, (i) the Trust proposes to sell to the Underwriters units of beneficial interest (the “Units”) in the Trust, and (ii) the Underwriters intend to effect a public offering of the Units, as described in and contemplated by the registration statement of the Trust and the Company on Form S-1, File No. 333-165833-01 (the “Registration Statement”), as filed with the Securities and Exchange Commission on April 1, 2010 and as amended thereafter (the “Offering”).
     The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director of the Company, or an owner of Units or other securities of the Trust or other securities that are derived from the Subject Interests that are substantially similar to the Units (the “Trust Securities”), that the Company and Trust complete the proposed Offering.

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     The undersigned further recognizes that the Trust Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Trust Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.
     Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, announce the intention to sell, pledge, grant or sell any option or contract to purchase or otherwise dispose of (collectively, a “Disposition”) any Trust Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Trust Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Units”), pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended, for a period commencing on the date hereof and ending 180 days after the date of the Prospectus first filed pursuant to Rule 424(b) under the Act, inclusive (the “Lock-Up Period”), without the prior written consent of the Representatives or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company or the Trust to register under the Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Units or other securities of the Trust held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company or the Trust under the Act, including under the Registration Statement, during the Lock-Up Period. The foregoing restrictions are expressly agreed to preclude the undersigned from (x) entering into any swap or other agreement that transfers any of the economic consequences of ownership of or otherwise transfer or dispose of, directly or indirectly, any of the Lock-Up Units or (y) entering into any hedging, collar (whether or not for any consideration) or other transaction or arrangement that is designed to or reasonably expected to lead or result in a transfer, in whole or part, of any of the economic consequences of ownership of the Lock-Up Units. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Units or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Units.
     Notwithstanding the foregoing if (i) during the last 17 days of the Lock-Up Period, the Trust issues an earnings release or announces material news or a material event relating to the Trust occurs or (ii) prior to the expiration of the Lock-Up Period, the Trust announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the Lock-Up Period shall continue until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waives such extension in writing.

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     Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to:
(1)	the sale of 209,312 Units to the Company by the Private Investors, as further described in the prospectus included in the Registration Statement; or

(2)	any redemption of Units from ECA by the Trust upon any exercise of the Underwriters’ over-allotment option.
     It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, you will release the undersigned from the obligations under this letter agreement.
     In furtherance of the foregoing, the Trust and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Units if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

Name of Securityholder:

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